EXHIBIT 10.1

Form of Director Confidentiality Agreement
ASHFORD HOSPITALITY PRIME, INC.
14185 Dallas Pkwy, Suite 1100
 Dallas, TX 75254
________________

________________________
________________________
________________________

Dear ________________________:
1. This letter agreement shall become effective on the date hereof.  As a director of Ashford Hospitality Prime, Inc. (“AHP”), you will have access to confidential non-public information regarding AHP and its business.  You acknowledge that this information is proprietary to AHP and may include trade secrets or other business information, the disclosure of which could harm AHP.  In consideration for, and as a condition of, confidential non-public information being furnished to you, you agree to treat any and all information concerning or relating to any of the Ashford Entities (as defined below) or any of their respective subsidiaries, Affiliates (as such term is defined in in the Securities Exchange Act of 1934, as amended), directors, officers or employees, that is furnished to you (regardless of the manner in which it is furnished, including without limitation in written or electronic format or orally, gathered by visual inspection or otherwise), together with any notes, analyses, reports, models, compilations, studies, interpretations, documents or records containing, referring, relating to, based upon or derived from such information, in whole or in part (collectively, “Confidential Information”), in accordance with the provisions of this letter agreement, and to take or abstain from taking the other actions hereinafter set forth.  Confidential Information shall include, but is not limited to, the following:  (i) information that might be of use to competitors or harmful to any of the Ashford Entities or their present or former customers, suppliers or strategic or joint venture partners if disclosed; (ii) information concerning any of the Ashford Entities’ businesses, assets, liabilities, financial condition, financial and business forecasts, prospects and plans, personnel, competitive bids and marketing and sales programs; (iii) information concerning possible transactions between any of the Ashford Entities and other companies, together with asset acquisitions and other transactions; (iv) information about any of the Ashford Entities’ present or former customers, service providers, hotel managers or strategic or joint venture partners; (v) information that any of the Ashford Entities’ present or former customers, service providers, hotel managers or strategic or joint venture partners have entrusted to the Ashford Entities and all other information which any of the Ashford Entities is under an obligation to maintain as confidential; and (vi) information concerning discussions or deliberations relating to business issues and decisions, between and among employees, officers and/or directors, including a director’s opinions or comments made during deliberations and discussions of the Board of Directors of AHP (the “AHP Board”) or of its committees and the content, tone and direction of such deliberations and discussions.
2. The term “Confidential Information” does not include information that (i) is or has become generally available to the public other than as a result of a direct or indirect disclosure by you in violation of this letter agreement or in violation of any contractual, legal or fiduciary obligation to any of the Ashford Entities, (ii) was within your possession on a non-confidential basis prior to its being furnished to you by or on behalf of AHP or its representatives or (iii) is received from a source other than one of the Ashford Entities or any of their representatives; provided, that in the case of each of (ii) and (iii) above, the source of such information was not, to your knowledge, bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to any of the Ashford Entities with respect to such information at the time the same was disclosed.
3. You hereby agree that you will (i) keep the Confidential Information strictly confidential and (ii) not disclose any of the Confidential Information in any manner whatsoever without the prior written consent of AHP.  You agree that you will use the Confidential Information solely for the purpose of serving on the AHP Board and in connection with AHP business and not for any other purpose.  Without limiting the foregoing, you agree that you will not disclose or communicate any Confidential Information to any stockholders of AHP without the prior written consent of AHP.  Notwithstanding the foregoing, nothing in this letter agreement shall be deemed to prohibit you from sharing or discussing Confidential Information with any member of the senior management or the Board of Directors of Ashford Inc. or any member of the Board of Directors of Ashford Hospitality Trust, Inc.; provided, that the disclosure of such Confidential Information is not inconsistent with your fiduciary duties to AHP and does not involve a subject matter in which the recipient has a conflict of interest.
4. In the event that you or any of your representatives are requested or required by any judicial or administrative tribunal or agency (by oral questions, interrogatories, requests for information or documents, subpoena, investigative demand or other legal requirement or process), or you are otherwise required by applicable law or regulation, to disclose any Confidential Information, you shall provide AHP with prompt written notice of any such request or requirement and shall cooperate with AHP in all respects to limit the extent of such disclosure through a protective order or other appropriate remedy.  Regardless of whether any such protective order or other remedy is obtained, only that portion of the Confidential Information which your outside legal counsel advises you in writing that you are legally required to disclose may be disclosed; provided that you will exercise your best efforts to obtain reliable assurance that confidential treatment will be accorded to any such disclosed Confidential Information.  In no event will you or any of your representatives oppose any action by AHP to obtain a protective order, motion to quash or other relief to prevent the disclosure of the Confidential Information or to obtain reliable assurance that confidential treatment will be afforded the Confidential Information.  It is understood that there shall be no “legal requirement” requiring you to disclose any Confidential Information solely by virtue of the fact that, absent such disclosure, you would be prohibited from purchasing, selling, or engaging in derivative or other transactions with respect to, any securities of any of the Ashford Entities (including, for the avoidance of doubt, any agreement or understanding with respect to the voting or the granting or withholding of consent with respect to any securities of any of the Ashford Entities or otherwise proposing or making an offer to do any of the foregoing).
5. Unless AHP shall provide its prior written consent, you hereby agree that you (i) will not make or issue, or cause to be made or issued, directly or indirectly through a third party, any public disclosure, statement or announcement negatively commenting upon or disparaging, or that could reasonably be expected to damage the reputation of, any of the Ashford Entities, including but not limited to any Ashford Entity’s corporate strategy, business, corporate activities, governing body or management or any Person (as defined below) who has served or is serving as a director, officer, member of management or other employee of any of the Ashford Entities, (ii) will not publicly comment on any matter discussed or deliberated at any meeting of the AHP Board or at any meeting of any committee of the AHP Board, (iii) will comply with any and all policies and procedures of AHP, including corporate governance and insider trading policies, as the same may be amended from time to time, (iv) are not and will not become a party to any agreement, arrangement or understanding with, and will not give any commitment or assurance to, any Person as to how you will act or vote on any issue or question in your capacity as a director of AHP (“Voting Commitment”) that has not been disclosed to the AHP Board, and (v) are not and will not become a party to any agreement, arrangement or understanding with any Person other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with your service as a director of AHP.  For purposes of this letter agreement, (A) “Ashford Entities” means AHP, Ashford Inc., Ashford Hospitality Trust, Inc., and each entity that is an Affiliate of AHP, Ashford Inc. or Ashford Hospitality Trust, Inc., including any Affiliate of the foregoing created after the date of this letter agreement; and (B) the term “Person” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, labor union or chapter or other division thereof, organization or other entity of any kind or nature.
6. You acknowledge that (i) neither AHP nor any of its representatives make any representation or warranty, express or implied, as to the accuracy or completeness of any Confidential Information, and (ii) neither AHP nor any of its representatives shall have any liability to you or to any of your representatives relating to or resulting from the use of the Confidential Information or any errors therein or omissions therefrom.
7. All Confidential Information relating to an Ashford Entity shall remain the property of such Ashford Entity.  You shall not by virtue of any disclosure of and/or your use of any Confidential Information acquire any rights with respect thereto, all of which rights shall remain exclusively with the respective Ashford Entity.  At any time upon the request of AHP for any reason or at such time as you cease to be a director of AHP, you will promptly return to AHP all hard copies of the Confidential Information and permanently erase or delete all electronic copies of the Confidential Information in your possession or control.  Notwithstanding the return or erasure or deletion of Confidential Information, you will continue to be bound by the obligations contained herein.
8. You acknowledge that the Confidential Information may constitute material non-public information under applicable federal and state securities laws, and that you shall not, while such information constitutes material non-public information, trade or engage in any derivative or other transaction, on the basis of such information in violation of such laws.

9. You hereby represent and warrant to AHP that this letter agreement has been duly authorized, executed and delivered by you, and is a valid and binding obligation, enforceable against you in accordance with its terms.
10. The parties hereto agree that irreparable harm would occur in the event any of the provisions of this letter were not performed in accordance with the terms hereof and that such harm would not be adequately compensable in monetary damages, and the parties hereto hereby admit that the existence of such a violation alone shall constitute evidence of irreparable harm.  Accordingly, each of the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this letter agreement, to enforce specifically the terms and provisions of this letter agreement exclusively in the United States District Court for the Northern District of Dallas, or, if that Court does not have jurisdiction, any state court sitting in Dallas County in the State of Texas, in addition to any other remedies at law or in equity, and each of the undersigned agrees it will not take any action, directly or indirectly, in opposition to any other party seeking relief.  The parties hereto agree that the mere allegation of a breach by a party shall not constitute in and of itself evidence of such a breach.  Each of the parties hereto further agrees to waive any bonding requirement under any applicable law in connection with obtaining an injunction.  Furthermore, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the United States District Court for the Northern District of Dallas, or, if that Court does not have jurisdiction, any state court sitting in Dallas County in the State of Texas, in the event any dispute arises out of this letter agreement or the transactions contemplated by this letter agreement, (ii) agrees that it shall not attempt to challenge, deny or defeat such personal jurisdiction or venue in such court (including in reliance on the doctrine of forum non conveniens) by motion or other request for leave from any such court, and (iii) agrees that it shall not bring any action relating to this letter agreement or the transactions contemplated by this letter agreement in any court other than the United States District Court for the Northern District of Dallas, or, if that Court does not have jurisdiction, any state court sitting in Dallas County in the State of Texas.  THIS LETTER AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.  THE PARTIES HERETO AGREE THAT THEY HEREBY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY DISPUTES BETWEEN OR AMONG ANY OF THE PARTIES HERETO ARISING OUT OF OR RELATED TO THIS LETTER AGREEMENT.
11. In addition to the other remedies set forth herein, you hereby agree to immediately resign from the AHP Board in the event that the AHP Board determines, after consultation with counsel, that you have violated the terms of this letter agreement and such violation is determined by the AHP Board to be material. In furtherance of this Section 11, you have delivered to AHP an executed irrevocable resignation in the form attached hereto as Exhibit A concurrently with your execution of this letter agreement.
12. This letter agreement contains the entire understanding of the parties with respect to the subject matter hereof and this letter agreement may be amended only by an agreement in writing executed by the parties hereto.  It is understood and agreed that no failure or delay by AHP in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege hereunder.  If at any time subsequent to the date hereof, any provision of this letter agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this letter agreement.  This letter agreement may be executed in two or more counterparts either manually or by electronic or digital signature (including by facsimile or electronic mail transmission), each of which shall be deemed to be an original and all of which together shall constitute a single binding agreement on the parties, notwithstanding that not all parties are signatories to the same counterpart.  This letter agreement and the rights and obligations herein may not be assigned or otherwise transferred, in whole or in part, by you without the express written consent of AHP.  The obligations set forth in this letter agreement, including but not limited to the confidentiality, use and non-disparagement obligations, shall survive any resignation or removal of you from the AHP Board.  For the avoidance of doubt, notwithstanding anything to the contrary set forth in this letter agreement, no provision in this letter agreement shall require you to violate your fiduciary duties to AHP.
13. The parties to this letter agreement are sophisticated parties who have reviewed this letter agreement.  Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this letter agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this letter agreement shall be decided without regards to events of drafting or preparation.
[Signature page follows.]

Please confirm your agreement with the foregoing by signing and returning one copy of this letter to the undersigned, whereupon this letter agreement shall become a binding agreement between you and AHP.
Very truly yours,

ASHFORD HOSPITALITY PRIME, INC.

By:
Name
Title

Accepted and agreed as of the date first written above:

_____________________
[Name of Director]

EXHIBIT A
Form of Irrevocable Resignation

[Date]

The Board of Directors of Ashford Hospitality Prime, Inc.
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254

Ladies and Gentlemen:

Reference is made to that certain Confidentiality Agreement, dated as of [●] (the “Agreement”), by and between myself and Ashford Hospitality Prime, Inc.  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

In accordance with Section 11 of the Agreement, I hereby resign from the AHP Board, and from any and all committees and subcommittees thereof to which I have been appointed or on which I serve, effective immediately in the event that the AHP Board determines, after consultation with counsel, that I have violated the terms of the Agreement, including but not limited to a violation of any and all policies and procedures of AHP, including corporate governance and insider trading policies, and such violation is determined by the AHP Board to be material.  This resignation may not be withdrawn by me at any time.

Very truly yours,

_____________________
[Name of Director]